UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 28, 2016

CONNECTURE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36778	58-2488736
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S Employer Identification No.)

18500 West Corporate Drive, Suite 250

Brookfield, WI 53045

(Address of principal executive offices, including zip code)

(262) 432-8282

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Amendment of Investment Agreement

As previously reported, Connecture, Inc. (the “Company”) entered into an investment agreement (the “Investment Agreement”) with Francisco Partners IV, L.P., Francisco Partners IV-A, L.P. (collectively, “Francisco Partners”) and Chrysalis Ventures II, L.P. (collectively with Francisco Partners, the “Investors”) on March 11, 2016 relating to the issuance to the Investors of 52,000 shares of the Company’s Series A Convertible Preferred Stock, par value $0.001 per share (the “Series A Preferred Stock”), for an aggregate price of $52 million. On April 28, 2016, the parties to the Investment Agreement entered into that certain Amendment No. 1 to Investment Agreement (the “Amendment”). Pursuant to the Amendment, the forms of Investor Rights Agreement to be entered into among the Company and the Investors (the “Investor Rights Agreement”) and Certificate of Designations, Preferences and Rights of Series A Convertible Preferred Stock (the “Certificate of Designations”) attached to the Investment Agreement were replaced with new forms which provided for certain changes. In particular, the Investor Rights Agreement was modified to provide that (i) Francisco Partner’s right to designate a member to the board of directors of the Company (the “Board”) (including the right to designate a member to the compensation committee of the Board (the “Compensation Committee”)) is contingent on Francisco Partners continuing to hold at least 25% of the equity interests purchased by it at the Closing (as defined below) and 5% of all outstanding common stock (on an as-converted basis) of the Company and (ii) if Francisco Partners is no longer entitled to designate a Board member, then any Board observer designated by Francisco Partners can be excluded from any Board committee meeting or from receiving any committee materials if such exclusion would be in the best interests of the Company and its stockholders. The Certificate of Designations was modified to provide that the conversion price used to calculate the voting rights of the holders of Series A Preferred Stock cannot be less than $2.86 (the closing price of the Company’s common stock on March 11, 2016).

The foregoing descriptions of the Amendment, Investor Rights Agreement and Certificate of Designations are qualified in their entirety by reference to the Amendment, Investor Rights Agreement and Certificate of Designations, which are attached hereto as Exhibit 10.1, 4.1 and 3.1, respectively, and are incorporated herein by reference.

Closing of Financing

On May 2, 2016, the Company completed the previously announced preferred stock financing (the “Closing”) pursuant to the Investment Agreement. At the Closing, the Company sold to the Investors, in private placements exempt from the registration requirements of the Securities Act of 1933, as amended, (the “Securities Act”), 52,000 shares of Series A Preferred Stock for an aggregate price of $52 million.

In connection with the Closing, the Company entered into (i) the Certificate of Designations setting forth the rights, preferences, privileges and restrictions applicable to the Series A Preferred Stock, as filed with the Secretary of State of the State of Delaware on April 29, 2016; and (ii) the Investor Rights Agreement, that were each in substantially the same form as those forms of agreements filed as exhibits to the Current Report on Form 8-K filed by the Company on March 14, 2016 (the “Prior Form 8-K”), other than the changes described above. The information contained in Item 1.01 of the Prior Form 8-K is incorporated herein by reference.

Item 1.02	Termination of a Material Definitive Agreement.

On May 3, 2016, in connection with the Closing, the Company repaid all outstanding borrowings under its Second Lien Term Loan Agreement, dated March 18, 2013, as amended, among THL Corporate Finance, Inc., as administrative agent for the lenders named therein, the Company and DestinationRx, Inc. (the “Term Loan Agreement”) and terminated the Term Loan Agreement.

Item 3.02	Unregistered Sales of Equity Securities.

The information disclosed in Item 1.01 of this Current Report on Form 8-K and Item 1.01 of the Prior Form 8-K are incorporated by reference into this Item 3.02. The sale and issuance of the Series A Preferred Stock to the Investors at the Closing, and the issuance of shares of common stock upon exercise and conversion thereof, have been determined to be exempt from registration under the Securities Act in reliance on Section 4(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder as transactions by an issuer not involving a public offering. The Investors have represented that they are accredited investors, as that term is defined in Regulation D, and that they are acquiring the securities for investment purposes only and not with a view to or for sale in connection with any distribution thereof.

Item 3.03	Material Modification of Rights of Security Holders.

The information disclosed in Item 1.01 of this Current Report on Form 8-K and Item 1.01 of the Prior Form 8-K are incorporated by reference into this Item 3.03.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Board of Directors Changes

In connection with the Closing, Alan J. Ying and Brett S. Carlson did not stand for reelection to the Board at the Company’s 2016 annual meeting of stockholders (the “Annual Meeting”). In addition, effective as of the Closing, Robert Douglas Schneider resigned from the Board. The decisions of Dr. Ying and Messrs. Carlson and Schneider were not the result of any disagreement with the Company on any matters.

In connection with and effective upon the Closing and upon the recommendation of the Nominating and Corporate Governance Committee of the Board, the Board decreased the number of directors comprising the Board to seven and, to fill the vacancy resulting from Mr. Schneider’s resignation, elected Ezra Perlman as a Class II Director to serve until the 2019 annual meeting of stockholders, and thereafter until his successor is duly elected and qualified, or until his earlier death, resignation or removal. Mr. Perlman was designated by Francisco Partners for election to the Board in accordance with the terms of the Investment Agreement. The Board also appointed Mr. Perlman as a member of the Compensation Committee, effective upon his appointment to the Board. Mr. Perlman is a Co-President of Francisco Partners.

Approval of 2016 Bonus Plan

On April 28, 2016, the Compensation Committee approved the Company’s 2016 Bonus Plan (the “Plan”), and the Board subsequently approved the Plan on the same date.

The Plan provides for the payment to certain of the Company’s employees and executive officers, including the Company’s named executive officers, of cash bonuses based upon the achievement of certain performance measures and payout formulas. For each of the participants, achievement of the performance measures will be determined by reference to the Company’s consolidated bookings, revenue, adjusted EBITDA and cash on hand. Targets for the foregoing performance measures, as well as each named executive officer’s target bonus payment, will be determined by the Compensation Committee or the Board in connection with its annual budgeting process. The foregoing description of the Plan does not purport to be complete and is qualified in its entirety by reference to the full text of the Plan, which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On April 29, 2016, the Company filed the Certificate of Designations setting forth the terms, rights, obligations and preferences of the Series A Preferred Stock. The information contained in Item 1.01 of this Form 8-K and Item 1.01 of the Prior Form 8-K is incorporated herein by reference.

Item 8.01	Other Events.

On May 2, 2016, the Company issued a press release announcing the Closing. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

3.1	Certificate of Designations, Preferences and Rights of Series A Convertible Preferred Stock

4.1	Investor Rights Agreement among the Company and the Investors

10.1	Amendment No. 1 to Investment Agreement dated April 28, 2016 among the Company and the Investors

10.2	2016 Bonus Plan

99.1	Press Release dated May 2, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONNECTURE, INC.

Date: May 3, 2016	/s/ James P. Purko
James P. Purko Chief Financial Officer